UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

CARDTREND INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State of Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

800 5th Avenue , Suite 4100, Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On April 7, 2008, Ms. Katherine YL Tung was appointed as Secretary and Treasurer, replacing Mr. Rodriguez who resigned on March 7, 2008 as filed in a Form 8K dated March 11, 2008. Ms. Tung is an US citizen and possesses business experiences in the Asian region as well as in the US. Ms. Tung worked for American Express Card Division in Singapore between 1977 to 1982 holding positions in secretarial and administrative functions with the last being Supervisor – Customer Services prior to her departure to set up trading companies of her own in Singapore and Malaysia. She worked in various companies (including BankCard Solutions, Inc. where she was the Administrative Assistant & Office Manager from January 2004 to April 2007) in the US where she has been since 1986. She is the principal officer of KateLin Enterprises, Inc., a California based company which provides administrative and general management services.

Ms. Tung will be granted an option under the Company’s 2007 Non-qualified Incentive Stock Option Plan to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.05 per share. 25,000 shares will be vested on July 6, 2008 and 25,000 shares to be vested at the end of every three months thereafter until April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTREND INTERNATIONAL INC.
(Registrant)

Date: April 9, 2008	By:	KING K. NG
King K. Ng Director and Chief Executive Officer